UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 23, 2016

Tangoe, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35247	06-1571143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Executive Blvd., Orange, Connecticut	06477
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 859-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                Termination of a Material Definitive Agreement.

On May 23, 2016, Tangoe, Inc. (the “Company”) and Marsh Hill Rd, LLC (the “Landlord”) terminated by mutual consent the Commercial Lease agreement that the Company and the Landlord entered into December 18, 2015 with respect to a new corporate headquarters to be leased by the Company.  The Company had not yet occupied the premises at the time of termination.  The parties agreed to the termination as a result of the Landlord not being able to obtain financing to complete the construction of the premises.

Item 8.01.     Other Events.

On May 23, 2016, the Company entered into a Third Addendum to Lease of Improved Property with WU/LH 35 Executive L.L.C. to extend the term of the Company’s lease for its current headquarters at 35 Executive Boulevard, Orange, CT 06477 by 11 months, from the previous expiration date of January 31, 2017 to December 31, 2017, with basic rent of approximately $108,000 per month for the extension term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANGOE, INC.

Date: May 27, 2016	By:	/s/ Jay Zager
Jay Zager Interim Chief Financial Officer